Exhibit 10-aa

TRUSTMARK CORPORATION
FORM OF
TIME-BASED RESTRICTED STOCK AGREEMENT FOR DIRECTOR

___________________________________________________

NOTICE OF TIME-BASED RESTRICTED STOCK AWARD
(Non-Employee Director)

To:  <<name>>  (“Participant”)
From:  <<name2>>
Date:  <<date>>

This is to notify you that Trustmark Corporation (the “Company”) has granted an award of restricted stock (the “Award”) to you under the Trustmark Corporation 2005 Stock and Incentive Compensation Plan (the “Plan”) as follows:

Award Date:	<<grant date>>

Number of Award Shares:	<< number of shares>> shares

The Award is subject to the terms and conditions of the Plan and the attached Time-Based Restricted Stock Agreement (the “Agreement”).

The Agreement will not become legally binding unless you have accepted the Agreement by signing this notice below and returning it to <<name3>>  no later than <<due date>>.  If you do not timely accept the Agreement, the Award will be cancelled and forfeited as if never granted.

By signing below, you are evidencing your agreement to, and acceptance of, the terms, conditions and restrictions of the Award, as reflected in the Agreement.
PARTICIPANT

<<name>>

Dated:

TRUSTMARK CORPORATION
TIME-BASED RESTRICTED STOCK AGREEMENT
(Non-Employee Director)

Granted <<grant date>>

This Time-Based Restricted Stock Agreement (“Agreement”) is entered into as of <<grant date>> (the “Award Date”) pursuant to the Trustmark Corporation 2005 Stock and Incentive Compensation Plan (the “Plan”), and evidences the grant of Restricted Stock (the “Award”) by Trustmark Corporation (the “Company”) and the terms, conditions and restrictions pertaining thereto, to the Participant.

WHEREAS, the Company maintains the Plan under which the Committee may, among other things, award shares of the Company’s common stock (“Stock”) to such members of the Board of Directors of the Company and its Subsidiaries as the Committee may determine, subject to terms, conditions and restrictions as it may deem appropriate; and

WHEREAS, pursuant to the Plan, the Company, upon recommendation by the Committee and approval by the Company’s Board of Directors, has granted to the Participant a restricted stock award conditioned upon the execution by the Company and acceptance by the Participant of a Time-Based Restricted Stock Agreement setting forth all the terms and conditions applicable to such award;

NOW THEREFORE, in consideration of the benefits which the Company expects to be derived from the services rendered to it and its Subsidiaries by the Participant and of the covenants contained herein, the parties hereby agree as follows:

1.           Award of Shares.  Under the terms of the Plan, the Company, upon recommendation by the Committee and approval by the Company’s Board of Directors on the Award Date, awarded to the Participant the Award of Restricted Stock, effective on the Award Date, covering the number of shares of the Company’s Stock specified with respect to the Award on the Notice of Time-Based Restricted Stock Award to which this Agreement is attached and in the Company’s records (the “Award Shares”) subject to the terms, conditions, and restrictions set forth in this Agreement.

2.           Period of Restriction and Vesting in the Award Shares.

(a)
Subject to earlier vesting or forfeiture as provided below, the period of restriction (the “Period of Restriction”) applicable to the Award Shares is the period from <<vesting schedule>>, with vesting in the Award Shares being 100% if the Participant’s service as a member of the Board of Directors of the Company or its Subsidiaries continues for the entire Period of Restriction.

(b)
Except as contemplated in Paragraph 2(c), the Award Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, during the Period of Restriction.  Except as otherwise provided pursuant to Paragraph 2(c), the Award Shares as determined pursuant to Paragraph 2(a) shall become freely transferable by the Participant as of the last day of the Period of Restriction.

(c)
Subject to earlier forfeiture as provided below, in the event a Vesting Acceleration Event occurs while the Participant is a member of the Board of Directors of the Company or one of its Subsidiaries and after the first calendar quarter in, but prior to the last day of, the Period of Restriction, then vesting in 100% of the Award Shares shall occur on the date of such Vesting Acceleration Event, and the Period of Restriction with respect to the Award Shares shall end, the restrictions applicable to the Award Shares shall automatically terminate, and the Award Shares shall be free of restrictions and freely transferable on such date.

(d)	The following terms have the following meanings for purposes hereof:

(i)
“Cause” means that the Participant (A) has committed an act of personal dishonesty, embezzlement or fraud, (B) has misused alcohol or drugs, (C) has failed to pay any obligation owed to the Company or any affiliate, (D) has breached a fiduciary duty or deliberately disregarded any rule of the Company or any affiliate, (E) has committed an act of willful misconduct, or the intentional failure to perform stated duties, (F) has willfully violated any law, rule or regulation (other than misdemeanors, traffic violations or similar offenses) or any final cease-and-desist order, (G) has disclosed without authorization any confidential information of the Company or any affiliate, (H) has engaged in any conduct constituting unfair competition, (I) has induced any customer of the Company or any affiliate to breach a contract with the Company or any affiliate, (J) has been convicted of, or has entered a guilty plea or plea of no contest to, any felony or misdemeanor involving moral turpitude, (K) has failed to perform substantially his duties with and responsibilities to the Company (other than any such failure resulting from incapacity due to disability), (L) has violated in any material respect the Company’s or any affiliate's policies or procedures, including without limitation, the Code of Ethics, or (M) has engaged in conduct that has resulted, or if it became known by any regulatory or governmental agency or the public is reasonably likely to result, in the good faith judgment of the Board of Directors, in material injury to the Company or any affiliate, whether monetary, reputational or otherwise.

(ii)
“Vesting Acceleration Event” means (A) the Participant’s death, (B) the Participant’s retirement from the Board of Directors of the Company and its Subsidiaries, with the consent of the Committee or its delegate, at or after age sixty-five (65) where there is no Cause (as defined herein) for the Company to terminate the Participant’s service, (C) the Participant’s cessation of service as a member of the Board of Directors of the Company and its Subsidiaries, with the consent of the Committee or its delegate, at the end of the term for which last elected and where there is no Cause (as defined herein) for the Company to terminate the Participant’s service, (D) the termination of the Participant’s service as a member of the Board of Directors of the Company and its Subsidiaries by the Company or a Subsidiary (or their respective shareholders) other than for Cause (as defined herein), (E) the occurrence of a Change in Control which with respect to the Participant is a change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets (as defined in Section 409A of the Internal Revenue Code), or (F) the Participant’s termination of service as a member of the Board of Directors of the Company and its Subsidiaries due to becoming disabled (as defined for purposes of Section 22(e)(3) of the Internal Revenue Code).

3.           Stock Certificates.

(a)
The Company shall issue the Award Shares either: (i) in certificate form as provided in Paragraph 3(b) below; or (ii) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

(b)
Any certificates representing the Award Shares shall be held by the Company until such time as the restrictions hereunder lapse and such Award Shares become transferable, or are forfeited hereunder.  Any Award Shares issued in book entry form shall be subject to the following legend and any certificates representing the Award Shares shall bear the following legend, until such time as the restrictions hereunder lapse and such shares become transferable:

The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Trustmark Corporation 2005 Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Time-Based Restricted Stock Agreement dated <<grant date>>.  A copy of the Plan, such rules and procedures, and such Time-Based Restricted Stock Agreement may be obtained from the Secretary of Trustmark Corporation.

(c)
Promptly after the lapse of the restrictions with respect to any of the Award Shares, the Company shall, as applicable, either remove the notations on any of the Award Shares issued in book entry form as to which the restrictions have lapsed or deliver to the Participant a certificate or certificates evidencing the number of Award Shares as to which the restrictions have lapsed.

(d)
The Committee may require, concurrently with the execution and delivery of this Agreement, the Participant to deliver to the Company an executed stock power, in blank, with respect to the Award Shares.  The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as the Participant’s attorney(s) in fact to effect any transfer of forfeited shares (or shares otherwise reacquired or withheld by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

4.           Voting Rights.  During the Period of Restriction, the Participant may exercise full voting rights with respect to the Award Shares.

5.           Dividends and Other Distributions.  During the Period of Restriction, all dividends and other distributions paid with respect to the Award Shares (whether in cash, property or shares of the Company’s Stock) shall be registered in the name of the Participant and held by the Company until payable or forfeited pursuant hereto.  Such dividends and other distributions shall be subject to the same restrictions on transferability and vesting as the Award Shares with respect to which they were paid and shall, to the extent vested, be paid when and to the extent the underlying Award Shares are vested and freed of restrictions.

6.           Termination of Service.  If the Participant’s service as a member of the Board of Directors of the Company and, if applicable, its Subsidiaries ceases prior to the end of the Period of Restriction and Paragraph 2(c) does not apply or has not applied, then any Award Shares subject to restrictions at the date of such cessation of service shall be automatically forfeited to the Company.  For purposes of this Agreement, transfer of Board of Directors membership among the Company and its Subsidiaries shall not be considered a termination or interruption of service.

7.           Withholding Taxes.  The Company, or any of its Subsidiaries, shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares.  The Committee may require the Participant or any successor in interest to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes required to be withheld by the Company, or any of its Subsidiaries, and to withhold any distribution in whole or in part until the Company, or any of its Subsidiaries, is so paid or reimbursed.  In lieu thereof, the Company, or any of its Subsidiaries, shall have the right to withhold from any other cash amounts due to or to become due from the Company, or any of its Subsidiaries, to or with respect to the Participant an amount equal to such taxes required to be withheld by the Company, or any of its Subsidiaries, to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes or to retain and withhold a number of shares of the Company’s Stock having a market value not less than the amount of such taxes and cancel any such shares so withheld in order to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes.  The Participant or any successor in interest is authorized to deliver shares of the Company’s Stock in satisfaction of minimum statutorily required tax withholding obligations (whether or not such shares have been held for more than six months and including shares acquired pursuant to this Award if the restrictions thereon have lapsed).

8.           Administration of Plan.  The Plan is administered by the Committee appointed by the Company’s Board of Directors.  The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding awards pursuant to the Plan, and to require of any person receiving an award, at the time of such receipt or lapse of restrictions, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

9.           Plan and Prospectus.  This Award is granted pursuant to the Plan and is subject to the terms thereof (including all applicable vesting, forfeiture, settlement and other provisions).  A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Participant, and the Participant acknowledges receipt thereof.

10.           Notices.  Any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

Trustmark Corporation                                                 Mailing Address
248 E. Capitol Street                                                      P.O. Box 291
Jackson, MS  39201                                                      Jackson, MS  39205

Attention:  Secretary

Any notice to the Participant required under or relating to this Agreement shall be in writing and addressed to the Participant at his or her address as it appears on the records of the Company.

11.           Construction and Capitalized Terms.  This Agreement shall be administered, interpreted and construed in accordance with the applicable provisions of the Plan.  Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

12.           Compliance with Section 409A of the Internal Revenue Code.

(a)
It is intended that any right or benefit which is provided pursuant to or in connection with this Award which is considered to be nonqualified deferred compensation subject to Section 409A (“Section 409A”) of the Internal Revenue Code (a “409A benefit”) shall be provided and paid in a manner, and at such time (i.e., at the applicable event described herein if a Section 409A payment event or otherwise at the first Section 409A payment event thereafter consisting of a fixed time (here, <<date2>>), a Section 409A disability, a Section 409A separation from service (as described below), or a Section 409A change with respect to the Participant in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets of the Company and including, in the discretion of the Committee or its delegate, any applicable Section 409A de minimis limited cashout payment permitted under Treasury Reg. Section 1.409A-3(j)(4)(v)) and in such form, as complies with the applicable requirements of Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance.  Consequently, this Agreement is intended to be administered, interpreted and construed in accordance with the applicable requirements of Section 409A.  Notwithstanding the foregoing, the Participant and his or her successor in interest shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or his or her successor in interest in connection with this Agreement (including any taxes and penalties under Section 409A); and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold the Participant or his or her successor in interest harmless from any or all of such taxes or penalties.

(b)
Except as permitted under Section 409A, any 409A benefit payable to the Participant or for his or her benefit with respect to the Award may not be reduced by, or offset against, any amount owing by the Participant to the Company or any of its affiliates.

(c)
To the extent that entitlement to payment of any 409A benefit occurs due to termination or cessation of employment, termination or cessation of employment shall be read to mean “separation from service” (within the meaning of Section 409A and as applicable to the Company and its affiliates).  Where entitlement to payment occurs by reason of such termination or cessation of employment and the Participant is a “specified employee” (within the meaning of Section 409A, as applicable to the Company and its affiliates and using the identification methodology selected by the Company from time to time in accordance with Section 409A) on the date of his or her “separation from service”, then payment of such 409A benefit shall be delayed (without interest) until the first business day after the end of the six month delay period required under Section 409A or, if earlier, after the Participant’s death.  In determining separation from service, separation from service is determined based on the “Separation from Service” definition in the Trustmark Corporation Deferred Compensation Plan (as in effect on <<date3>>).

To evidence its grant of the Award and the terms, conditions and restrictions thereof, the Company has signed this Agreement as of the Award Date. This Agreement shall not become legally binding unless the Participant has accepted this Agreement within <<number of days>>  days after the Award Date (or such longer period as the Committee may accept) pursuant to such means as the Committee may permit.  If the Participant fails to timely accept this Agreement, the Award shall be cancelled and forfeited ab initio.

COMPANY:

TRUSTMARK CORPORATION

By:
Its: